UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): March 1, 2007

PHOENIX INDIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51854	20-3195916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 6th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 734-4600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 1, 2008, Phoenix India Acquisition Corp. (OTCBB: PXIA, PXIAU, PXIAW) entered into a Share Subscription Agreement (the "Subscription Agreement") and a Shareholders Agreement (the "Shareholder Agreement") with Citius Power Limited, a limited liability company incorporated under the laws of the Republic of Mauritius ("Citius Mauritius") and all of the existing shareholders of Citius Mauritius pursuant to which we will subscribe for 4,500,000 (Four Million Five Hundred Thousand) convertible preference shares (the "Convertible Preference Shares") of Citius Mauritius, representing 65% of the equity shares of Citius Mauritius on an as converted fully diluted basis. Citius Mauritius through its 99.99% subsidiary, Citius Power Limited ("Citius India") will acquire, own and operate already installed or build to own wind energy assets in India.

Share Subscription Agreement

The transaction is expected to be consummated in the second fiscal quarter of 2008, provided our stockholders approve the transaction, as discussed herein.

Purchase Price

Subject to the terms and conditions of the Subscription Agreement, we agreed to subscribe to, and the Citius Mauritius agrees to allot, issue and deliver to us, 4,500,000 (Four Million Five Hundred Thousand) Convertible Preference Shares at the subscription price of US$10.00 per Convertible Preference Share for an aggregate subscription price of US$45,000,000 (the "Aggregate Subscription Price").

Use of Proceeds

Of the proceeds received from our subscription, Citius Mauritius will retain US$2,500,000 in its bank accounts in Mauritius to pay expenses, advisers’ fees and other costs incurred by Citius Mauritius and its affiliates in connection with the transactions contemplated by the Subscription Agreement and the Shareholder Agreement and costs incurred in connection with previously contemplated asset acquisition and financing efforts.

The balance of US$42,500,000 will be invested in Citius India in order to finance the acquisition of wind energy assets and develop new wind and other renewable energy generation facilities. In return for such investment, Citius India will issue to Citius Mauritius 16,955,375 equity shares at a price equal to Indian Rupees 100 per equity share.

Conversion of the Convertible Preference Shares

The beneficial owners of the existing two shareholders (the “Promoters”) and Citius Mauritius will, on a best efforts basis, endeavor to achieve an initial public offering within twenty four (24) months of closing on any recognized stock exchange, or a trade or a strategic sale of Citius Mauritius, as may be mutually agreed upon by the Promoters and us in light of prevailing market conditions and the state of the Citius Mauritius' business and financial condition.

The Convertible Preference Shares shall mandatorily convert into equity shares at the time of an initial public offering. At any time after twenty four (24) months following closing, if an initial public offering or trade or strategic sale of Citius Mauritius has not taken place, we will have the right to convert the Convertible Preference Shares into equity shares in the ratio of 8.25 equity shares for every Convertible Preference Share; At conversion of all of the Convertible Preference Shares we will own 37,142,857 equity shares representing 65% of the equity shares of Citius Mauritius on a fully diluted basis.

Liquidation Preference

In the event of a liquidation, dissolution or winding-up (voluntary or otherwise) the holders of the Convertible Preference Shares will be entitled to receive in priority of, and in preference to, the holders of any other shares of Citius Mauritius, an amount per Convertible Preference Share equal to the Aggregate Subscription Price. If upon the occurrence of such liquidation event, the assets of Citius Mauritius are not sufficient to permit payment of an amount equal to the Aggregate Subscription Price in full to all of the holders of Convertible Preference Shares, then the entire assets of the Company available for distribution (after repayment of debt) shall be distributed rateably among the holders of the Convertible Preference Shares.

Voting Rights, Dividends

The Convertible Preference Shares will be entitled to the same voting rights as are available to the equity shares but shall not be entitled to any dividend.

Representations and Warranties

The Subscription Agreement contains representations of the Promoters and Citius Mauritius, as of the date of the Subscription Agreement and as of the date of closing (with reference to the facts and circumstances then existing) relating to, among other things: (a) organization, good standing, (b) capitalization, (c) authorization, (d) material contracts, (e) intellectual property, (f) title to properties and assets; liens, (g) compliance with applicable law and other instruments, (h) no conflicts, (i) litigation, (j) consent, (k) permits, (l) offering, (m) voting rights, (n) obligations to related parties, (o) employees, (p) disclosure, (q) existing indebtedness, (r) financial statements, (s) insurance, (t) business, (u) unlawful practices, (v) taxes, (w) foreign exchange regulations, and (x) subsidiaries. Our representations and warranties are limited to us having the requisite power and authority to execute and deliver the Subscription Agreement and the Shareholder Agreement, to perform our obligations under the terms thereunder and to subscribe to the Convertible Preference Shares.

Termination

The Subscription Agreement and the Shareholder Agreement may be terminated and the transactions contemplated by the Subscription Agreement and the Shareholder Agreement may be abandoned at any time prior to closing amongst other things (a) by mutual written consent of Citius Mauritius and us, (b) by either Citius Mauritius or us if certain conditions shall have become incapable of fulfilment, and shall not have been waived by the other or (c) by either Citius Mauritius and us, if closing has not occurred by May 15, 2008.

Shareholder Approval

A material covenant under the Subscription Agreement includes obtaining our shareholder approval.

Shareholders Agreement

Constitution of the Board of Directors

Currently the board of directors of Citius Mauritius consists of five (5) persons, two are the Promoters, two (2) are statutory directors from Mauritius and the fifth is Rohit Phansalkar. Mr Phansalkar is also a member of our management and as well as our board of directors. For the purposes of this transaction, Mr. Phansalkar has not participated at any board deliberations and decisions of the board of directors of Citius Mauritius and our board and has recused himself from voting on this matter.

After the closing, Citius Mauritius shall have a Board of Directors consisting of no more than seven (7) directors of which (i) two (2) members are nominated by us with the prior approval of the Promoters which shall not be unreasonably withheld or delayed; (ii) three (3) members are nominated by the Promoters with the prior approval by us which shall not be unreasonably withheld or delayed; and (iii) two (2) members shall be independent members from Mauritius with no affiliation or association to any shareholder of Citius Mauritius who have community and professional standing. Each Director on the Board shall have only one vote. The Chairman of the Board shall not have a second or casting vote.

Committees

Each committee/sub-committee of the Board of Citius Mauritius and Citius India shall be constituted in a manner whereby we as well as the Promoters have a representation on such committee/sub-committee in proportion to their representation on the Board of Citius Mauritius.

Quorum

The presence in person of at least two (2) Directors shall be required to constitute a quorum at a meeting of the Board or committee of Citius Mauritius; provided, however, that no quorum shall exist unless one (1) Director nominated by us, and one (1) other Director is present. In the absence of a quorum, the meeting of the Board or committee of Citius Mauritius shall be adjourned by the Directors present and shall be reconvened fourteen (14) days thereafter on the same day, time and place. The quorum for any adjourned meeting shall be any two (2) Directors present.

Powers of the Directors

Notwithstanding any provisions of the Shareholder Agreement to the contrary, no action or decision will be taken by the Board of Citius Mauritius or Citius India (including by way of passing resolutions by circulation) in respect of any of the matters listed below without the affirmative vote of a Director nominated by us.

Voting Requirements

No action or decision will be taken by the shareholders of Citius Mauritius or Citius India in respect of any of the following matters without the affirmative vote of our authorized representative.

i.	altering the Memorandum and/or the Articles of Citius Mauritius and Citius India, respectively;

ii.	creating any lien over the whole or any part of the share capital Citius Mauritius;

iii.	payment of dividends on the shares;

iv.	buying back its paid up share capital;

v.
changing the number of Convertible Preference Shares, changing any rights, preferences or privileges attaching to such Convertible Preference Shares or taking any action which materially affects only the Convertible Preference Shares;

vi.	any redemption, repurchase, or other acquisition for value of any of the existing shareholders’ equity shares;

vii.	materially changing the nature or scope of the business or purpose of Citius Mauritius;

viii.	merging, de-merging, selling, transferring, leasing, assigning or otherwise disposing of the whole or a significant part of its undertaking, property or assets;

ix.
entering into any material agreement with a third party outside the ordinary course of business or entering into any agreement or arrangement purporting to commit us to do the same or provide any security or guarantee in relation thereto; and

x.	entering into or varying any transaction with (i) a shareholder or (ii) any affiliate of a shareholder, other than in the ordinary course of business.

Anti-Dilution

If Citius Mauritius, at any time and from time to time after the closing (but only prior to the occurrence of a on initial public offering or trade or strategic sale of Citius Mauritius), issues additional shares to any person at a price per equity share that is lower than the average consideration paid by us to acquire the shares issued to us (such lower price per share, the “Subsequent Issue Price”), we shall have the right to receive such number of additional equity shares so that the average consideration paid by us is equal to the Subsequent Issue Price.

Promoter Option

If, at the end of the fifteenth (15th) month after closing, Citius India owns, directly or indirectly, assets with generation capacity of more than 55 MW, and Citius Mauritius and/or any subsidiary has entered into Memorandums of Understanding to acquire, or has under contract for acquisition, assets which would once acquired provide, in aggregate, an additional 200 MW of generation capacity (with a permissible variance of 20%), the Promoters shall be entitled to purchase (a) 100,000 shares per MW increase in owned generating capacity in excess of 55 MW, up to a maximum of 4,000,000 equity shares at no cost and (b) 125,000 shares per MW increase in owned generating capacity in excess of 55 MW, up to a maximum of 5,000,000 equity shares at a purchase price of $1.40 per share.

If at the end of the twenty-seventh (27th) month after closing Citius Mauritius owns, directly or indirectly, assets with generation capacity of more than 105 MW, and Citius Mauritius and/or any subsidiary has entered into Memorandums of Understanding to acquire, or has under contract for acquisition, assets which would once acquired provide, in aggregate, an additional 300 MW of generation capacity (with a permissible variance of 20%), then the Promoters shall be entitled to purchase (a) 250,000 equity shares per MW increase in owned generating capacity in excess of 105 MW, up to a maximum of 7,50,000 equity shares at no cost and (b) 250,000 equity shares per MW increase in owned generating capacity in excess of 105 MW, up to a maximum of 7,500,000 equity shares at a purchase price of $1.50 per equity share.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.2, which is incorporated herein by reference, is a copy of certain slides to be used in making a presentation to analysts, potential investors and shareholders and that may be used in subsequent presentations to interested parties, including analysts, potential investors and shareholders. This information is not "filed" pursuant to the Securities Exchange Act and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1
Share Subscription Agreement, dated March 1, 2008 by and between  Citius Power Limited ("Citius"), a limited liability company incorporated under the laws of the Republic of Mauritius, the Company, and each of the existing shareholders of Citius

10.2	Shareholders Agreement, dated March 1, 2008, by and between Citius, the Company, and each of the existing shareholders of Citius

99.1	Press Release dated March 4, 2008

99.2	Slides used in presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INDIA ACQUISITION CORP.

Date: March 5, 2008	By:	/s/ Ramesh Akella
Name: Ramesh Akella
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Share Subscription Agreement, dated March 1, 2008 by and between  Citius Power Limited ("Citius"), a limited liability company incorporated under the laws of the Republic of Mauritius, the Company, and each of the existing shareholders of Citius

10.2	Shareholders Agreement, dated March 1, 2008, by and between Citius, the Company, and each of the existing shareholders of Citius

99.1	Press Release dated March 4, 2008

99.2	Slides used in presentation